                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER

     I hereby consent to the incorporation by reference in this Registration Statement of Patterson-UTI Energy, Inc. and its subsidiaries of information contained in my summary reserve reports appearing in the Patterson-UTI Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2002, relating to the oil and gas reserves as of December 31, 2000, 2001 and 2002.


                                            /s/ M. Brian Wallace
                                            ----------------------------
                                                M. Brian Wallace

Dallas, Texas
August 25, 2003